UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2016 (February 25, 2016)

Everi  Holdings  Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

7250 S. Tenaya Way, Suite 100
Las Vegas, Nevada	89113
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Michael D. Rumbolz

On February 16, 2016, Everi Holdings Inc. (the “Company”) announced that Michael D. Rumbolz, age 61, has been appointed to the positions of Interim President and Chief Executive Officer of the Company, effective February 13, 2016.

On February 25, 2016, Mr. Rumbolz and the Company entered into an Employment Agreement, effective February 13, 2016, a copy of which is attached hereto as Exhibit 10.1. Pursuant to the Employment Agreement, Mr. Rumbolz is entitled to receive a monthly base salary of $50,000 and is eligible for a one-time bonus of $100,000 upon the commencement of employment by the Company of a successor President and Chief Executive Officer on a non-interim basis.  In the event that Mr. Rumbolz suffers an incapacity during the term of his employment, he is entitled to disability payments at an annual rate of 60% of twelve times his then current monthly salary. In the Employment Agreement, Mr. Rumbolz agrees not to engage in certain competitive activities for a period of two years following the termination of his employment with the Company.  Concurrent with the execution and delivery of the Employment Agreement, Mr. Rumbolz executed and delivered an Employee Proprietary Information and Inventions Assignment Agreement in the form attached to the Employment Agreement.  The description of the Employment Agreement contained in this paragraph is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1.

In connection with Mr. Rumbolz’s employment as Interim President and Chief Executive Officer, Mr. Rumbolz will discontinue his service as a member of the Audit Committee and the Compensation Committee of the Board of Directors (“Board”) of the Company.  Upon Mr. Rumbolz’s departure from the Compensation Committee, Geoff Judge was appointed as a member of the Compensation Committee of the Board of the Company.

Appointment of Eileen Raney

On February 25, 2016, the Board of the Company appointed Ms. Eileen F. Raney to its Board, effective as of February 25, 2016.  Ms. Raney was appointed as a Class I director to serve for a term expiring at the 2018 annual meeting of stockholders, or until her respective successor is elected or qualified or until her earlier resignation or removal.

Ms. Raney currently serves as an Advisory Board Member of the Board of Fino Consulting, a product development services firm founded in 2006, as Vice Chair and Audit and Finance Chair of the Board of UMC Board of Governors University Medical Center of Southern Nevada, a county hospital and academic medical center, and as an Advisory Board Member of the Board of UNLV Libraries.  Ms. Raney previously served, from January 2011 to November 2013, as a member of the Board and a member of the Audit, Compensation and Governance Committees of the Board of SHFL entertainment, Inc., a global gaming supplier that was acquired by Bally Technologies, Inc. in November of 2013, and, from April 2013 to April 2015, as a member of the Board and Finance Committee of the Board of Nevada Health Centers, a federally qualified health center in the State of Nevada.

From 1988 to 2007, Ms. Raney held numerous positions with Deloitte & Touche USA, LLP, whereby she was hired as a Director in 1988 and made Principal in 1990, and most recently as National Managing Principal, Research & Development and Member, Deloitte & Touche USA Executive Committee from 2003 to 2007; Member, Board of Directors and Global E-Business Leader, Human Capital from 2000 to 2003; National Global Leader, Integrated Health Group from 1996 to 2000; and Western Regional Leader and National Co-Leader, Integrated Health Group from 1988 to 1996.

As a non-employee director of the Company, Ms. Raney will be granted in connection with her appointment an option to purchase 100,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), under the Company’s 2014 Equity Incentive Plan at an exercise price equal to the fair market value of the Common Stock at the date of grant.  The options will have a term of ten years, and will vest in four equal annual installments beginning on February 25, 2017; provided, however, that the options will vest in their entirety upon a change of control of the Company.  Ms. Raney will also receive an annual fee of $50,000 for serving on the Board and an additional annual fee of $9,375 for serving on each standing committee of the Board to which she is appointed (and an additional annual fee if she serves as a chairperson of a standing committee), and will be eligible to receive annual equity awards under the Company’s 2014 Equity Incentive Plan on the same basis as other non-employee directors (with such grants to vest according to the same schedule as the initial grant).  The Company will enter into its standard director indemnification agreement with

Ms. Raney, a form of which is filed as Exhibit 10.27 to the Company’s Registration Statement on Form S-1, filed March 22, 2005.

The Board has determined that Ms. Raney will be an independent director for purposes of the New York Stock Exchange rules.  In addition, Ms. Raney was appointed to serve as a member of the Audit Committee (and determined to be an Audit Committee Financial Expert), the Nominating and Corporate Governance Committee, and the Compensation Committee of the Board, effective as February 25, 2016.

Ms. Raney was not appointed pursuant to any arrangement or understanding with any other person.

On March 2, 2016, the Company issued a press release announcing the appointment of Ms. Raney as a member of the Company’s Board of Directors, a copy of which is attached hereto as Exhibit 99.1.

Item 5.05.  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 25, 2016, the Board of the Company adopted an amended and restated Code of Business Conduct, Standards and Ethics (the “Code”), effective as of February 25, 2016.  The Code supersedes the current Code of Business Conduct, Standards and Ethics adopted by the Board in March 2014 (the “Previous Code”).  The Code applies to all directors, officers and employees of the Company.  The revisions to the Code did not result in any waiver to any director, officer or employee of the Company from the Previous Code.

The Previous Code was amended and restated to: (i) improve the Code’s overall clarity and readability, (ii) add new provisions with respect to (a) corporate opportunities, (b) disclosure in all reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (the “SEC”), (c) the special ethics obligations for employees with financial reporting responsibilities, (d) enforcement of the Code, and (e) publication of the Code, as well as any amendment to or waiver of the Code, on the Company’s web site; and (iii) enhance the provisions with respect to (a) the proper use of the of the Company’s assets, (b) the giving and receiving of gifts, loans, gratuities and other payments, and (c) compliance with the Code and the reporting of any violations or potential violations under the Code.

The Code will be posted on the “Investors – Corporate Governance – Governance Documents” section of the Company’s web site at www.everi.com.  The contents of the Company’s web site are not incorporated by reference in this report made a part hereof for any purpose.

Item 5.08.  Shareholder Director Nominations.

On February 25, 2016, the Board of the Company set May 23, 2016 as the date of the Company’s annual meeting of stockholders (the “2016 Annual Meeting”) and the close of business on April 8, 2016 as the record date for determining the stockholders entitled to receive notice of and entitled to vote at the 2016 Annual Meeting. The time and location of the 2016 Annual Meeting will be as set forth in the Company’s proxy statement for the 2016 Annual Meeting.

Since the date of the 2016 Annual Meeting has been changed by more than 30 days from the year anniversary of the Company’s 2015 annual meeting, the deadline for stockholder nominations or proposals for consideration at the 2016 Annual Meeting set forth in the Company’s 2015 proxy statement no longer applies and a new deadline has been set for submission of proposals by stockholders intended to be included in the Company’s 2016 proxy statement and form of proxy. Stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2016 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must ensure that such proposal is received by the Company’s Corporate Secretary at Everi Holdings Inc., Attn: Corporate Secretary, 7250 S. Tenaya Way, Suite 100, Las Vegas, NV 89113 on or before March 12, 2016 (the tenth day following the public announcement of the date of the 2016 Annual Meeting), which the Company has determined is a reasonable time before it expects to begin to print and send its proxy materials. Any such proposal must also meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy materials for the 2016 Annual Meeting. The March 12, 2016 deadline will also apply in determining whether notice of a shareholder proposal is timely for purposes of exercising discretionary voting authority with respect to proxies under Rule 14a-4(c) of the Exchange Act.

In addition, in accordance with the requirements contained in the Company’s Second Amended and Restated Bylaws, stockholders who wish to bring business before the 2016 Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a person for election as a director must ensure that written notice of such proposal (including all of the information specified in the Company’s Second Amended and Restated Bylaws) is received by the Company’s Corporate Secretary at the address specified above no later than the close of business on March 12, 2016. Any such proposal must meet the requirements set forth in the Company’s Second Amended and Restated Bylaws in order to be brought before the 2016 Annual Meeting.

Item 8.01.  Other Events.

The disclosure in Item 5.08 above is incorporated by reference into this Item 8.01.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

10.1	Employment Agreement with Michael D. Rumbolz, dated February 25, 2016 and effective as of
February 13, 2016

99.1	Press release dated March 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EVERI HOLDINGS INC.

Date: March 2, 2016	By:	/s/ Juliet A. Lim
Juliet A. Lim, Executive Vice President,
Payments, & General Counsel

EXHIBIT INDEX

Exhibit No.	Document

10.1	Employment Agreement with Michael D. Rumbolz, dated February 25, 2016 and effective as of
February 13, 2016

99.1	Press release dated March 2, 2016